The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties		(Cust)	(Minor)
JT TEN - as joint tenants with right of		under Uniform Gifts to Minors
survivorship and not as tenants		Act
in common		(State)
UNIF TRF MIN ACT -
(Cust)
_____________ under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list

For value received
hereby sell, assign and transfer unto:

________________________

Please insert social security number
or other identifying number of assignee:

(Please print or typewrite name and address including postal zip code of assignee)

______________________________________________________________________ Shares represented by the within certificate, and do hereby irrevocably constitute and appoint
_________________________________________________________________ as the Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated

Notice: The signature to the assignment must correspond with the name as written upon the face of the Certificate in every particular without alteration ro enlargement or any change whatsoever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP OF AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17d-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.